Exhibit 4.18
KENNEDY-WILSON HOLDINGS, INC.,
as Parent

KENNEDY-WILSON, INC.,

as Issuer

THE SUBSIDIARY GUARANTORS Party HERETO

THE Released EntitIES Party HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

SUPPLEMENTAL INDENTURE NO. 13
Dated as of January 19, 2021

to

INDENTURE

Dated as of March 25, 2014

5.875% Senior Notes due 2024

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    SUPPLEMENTAL INDENTURE NO. 13 (the “Supplemental Indenture”), dated as of January 19, 2021, among Kennedy-Wilson, Inc., as issuer (the “Issuer”), KW Pacifica, LLC, a Delaware limited liability company, KW Riverwalk, LLC, a Delaware limited liability company, KW ABQ, LLC, a Delaware limited liability company, KW F5 Tower, LLC, a Delaware limited liability company, KW Manhattan Beach Studio Loan, LLC, a Delaware limited liability company, KW Golden State Tower Loan, LLC, a Delaware limited liability company, KW RockVue, LLC, a Delaware limited liability company, KW South Main Station, a Delaware limited liability company, KWF Manager, LLC, a Delaware limited liability company, KW Residences at Harvard, LLC, a Delaware limited liability company, KW Moffett Place, LLC, a Delaware limited liability company, KW The Press, LLC, a Delaware limited liability company, KW Orchard-Trimble Campus, LLC, a Delaware limited liability company, KW 50 West, LLC, a Delaware limited liability company, KW Kohanaiki, LLC, a Delaware limited liability company, KW EU Capital 2, LLC, a Delaware limited liability company, KW EU Capital 3, LLC, a Delaware limited liability company, KW 134th Street Lofts, LLC, a Delaware limited liability company and KW Ashton Parc Villagio, LLC, a Delaware limited liability company (the preceding twenty-one entities, each, a “New Guarantor” and, collectively, the “New Guarantors”), Fairways 340 Corp, a Delaware corporation, KW 1200 Main LLC, a Delaware limited liability company, KW Armacost, LLC, a Delaware limited liability company, KW Four Points LLC, a Delaware limited liability company, KW Loan Partners VII, LLC, a Delaware limited liability company, KW Loan Partners VIII, LLC, a Delaware limited liability company, KWF Investors III, LLC, a Delaware limited liability company, KWF Investors V, LLC, a Delaware limited liability company, KWF Manager I, LLC, a Delaware limited liability company, KWF Manager II, LLC, a Delaware limited liability company, KWF Manager III, LLC, a Delaware limited liability company, Kennedy Wilson Property Equity IV, LLC, a Delaware limited liability company, Kennedy-Wilson Property Equity, Inc., a Delaware corporation, Kennedy Wilson Property Services III, GP, LLC, a Delaware limited liability company, Kennedy Wilson Property Services III L.P., a Delaware limited partnership, Kennedy Wilson Property Services IV GP, LLC , a Delaware limited liability company Kennedy Wilson Property Services IV, L.P., a Delaware limited partnership, Kennedy Wilson Property Special Equity III, LLC, a Delaware limited liability company, Kennedy-Wilson Property Services, Inc., a Delaware corporation, Kennedy-Wilson Property Special Equity, Inc., a Delaware corporation, Kennedy-Wilson Property Special Equity II, Inc., a Delaware corporation, Kennedy-Wilson Property Equity II, Inc., a Delaware corporation, and Kennedy-Wilson Property Services II, Inc., a Delaware corporation (the preceding twenty-three entities, each, a “Released Entity” and together, the “Released Entities”), the Guarantors (as defined in the Indenture referred to below), Kennedy-Wilson Holdings, Inc., a Delaware corporation, as the Parent Guarantor (the “Parent Guarantor”), and Wilmington Trust, National Association, as trustee (the “Trustee”).
WITNESSETH THAT:
    WHEREAS, the Issuer and the Trustee have executed and delivered a base indenture, dated as of March 25, 2014 (as amended, supplemented or otherwise modified from time to time, and, together with the First Supplemental Indenture (as defined below), the “Indenture”) to provide for the future issuance of the Issuer’s debt securities to be issued from time to time in one or more series;

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    WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into that certain Supplemental Indenture No. 1, dated as of March 25, 2014 (the “First Supplemental Indenture”), relating to the Issuer’s 5.875% Senior Notes due 2024 (the “Notes”);
    WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause certain of its domestic Restricted Subsidiaries to provide Guaranties after the Issue Date (as defined in the Indenture);
    WHEREAS, the Issuer desires, and this Supplemental Indenture is being executed and delivered pursuant to Sections 4.09 and 9.01(iv) of the First Supplemental Indenture, to cause the New Guarantors to provide a Guaranty and become Subsidiary Guarantors;
    WHEREAS, Section 10.09 of the First Supplemental Indenture provides that under certain circumstances the Guaranties (as defined in the Indenture) of the Released Entities will terminate;
    WHEREAS, the Issuer, the New Guarantors, the Released Entities, the Parent Guarantor and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture, subject to the terms and conditions described herein;
    WHEREAS, the Issuer, the New Guarantors, the Released Entities, the Parent Guarantor and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to give effect to the terms and conditions set forth herein and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects; and
    WHEREAS, pursuant to Sections 9.01 and 10.09 of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE:
Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the Notes.
Section 1.    Capitalized terms used herein without definition shall have the respective definitions ascribed to them in the Indenture.
Section 2.    Each New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article X of the First Supplemental Indenture.
Section 3.    Notwithstanding anything herein to the contrary, this Supplemental Indenture shall be subject, without limitation, to the last paragraph of Section 10.09 of the First Supplemental Indenture with the same force and effect as if such paragraph were reproduced herein.

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Section 4.    The Guaranties of the Released Entities are hereby released and discharged.
Section 5.    THIS SUPPLEMENTAL INDENTURE AND THE GUARANTEES OF THE NEW GUARANTORS, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR SUCH GUARANTEES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (without regard to the conflicts of laws provisions thereof other than SectionS 5-1401 AND 5-1402 of the General Obligations Law).
Section 6.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 7.    No past, present or future director, officer, employee, incorporator, member or stockholder or control person of the Issuer, the Parent or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or any Subsidiary Guarantor under the Notes, any Guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note or any Guaranty waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes or any Guaranty.
Section 8.    This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and all subsequent supplements thereto, including this Supplemental Indenture, shall be read together.
Section 9.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect or the recitals contained herein, all of which recitals are made solely by the Issuer, the Parent Guarantor, the New Guarantors and the Released Entities party hereto.
[Remainder of this Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

    Kennedy-Wilson, Inc.

By:
Name:    In Ku Lee
Title:    Vice President

    Kennedy-Wilson Holdings, Inc.

By:
Name:    In Ku Lee
Title:    Vice President

KW Pacifica, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KW Riverwalk, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KW ABQ, LLC

By:
Name:    In Ku Lee
Title:    Vice President

    [Signature page to Supplemental Indenture No. 13]

KW F5 Tower, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KW Manhattan Beach Studio Loan, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KW Golden State Tower Loan, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KW RockVue, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KW South Main Station

By:
Name:    In Ku Lee
Title:    Vice President

KWF Manager, LLC

By:
Name:    In Ku Lee
    [Signature page to Supplemental Indenture No. 13]

Title:    Vice President

    [Signature page to Supplemental Indenture No. 13]

KW Residences at Harvard, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KW Moffett Place, LLC

By:
Name:    In Ku Lee
Title:    Vice President
KW The Press, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KW Orchard-Trimble Campus, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KW 50 West, LLC

By:
Name:    In Ku Lee
Title:    Vice President

    [Signature page to Supplemental Indenture No. 13]

KW Kohanaiki, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KW EU Capital 2, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KW EU Capital 3, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KW 134th Street Lofts, LLC

By:
Name:    In Ku Lee
Title:    Vice President

    [Signature page to Supplemental Indenture No. 13]

KW Ashton Park Villagio, LLC

By:
Name:    In Ku Lee
Title:    Vice President

                        fairways 340 corp.

By:
Name:    Justin Enbody
Title:    President and CFO

KW 1200 Main LLC

By:
Name:    In Ku Lee
Title:    Vice President

KW Armacost, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KW Four Points LLC

By:
Name:    Matt Windisch
Title:    Vice President

KW Loan Partners VII, LLC

By:
Name:    In Ku Lee
Title:    Vice President

    [Signature page to Supplemental Indenture No. 13]

KW Loan Partners VIII. LLC.

By:
Name:    Matt Windisch
Title:    Vice President

KWF Investors III, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KWF Investors V, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KWF Manager I, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KWF Manager II, LLC

By:
Name:    In Ku Lee
Title:    Vice President

KWF Manager III, LLC

By:
Name:    In Ku Lee
Title:    Vice President

    [Signature page to Supplemental Indenture No. 13]

Kennedy Wilson Property Equity IV, LLC

By:
Name:    In Ku Lee
Title:    Vice President

Kennedy-Wilson Property Equity, Inc.

By:
Name:    Kent Mouton
Title:    President

Kennedy Wilson Property Services III GP, LLC

By:
Name:    Kent Mouton
Title:    Vice President

Kennedy Wilson Property Services III, L.P.

On behalf of Kennedy Wilson Property Services III, GP, LLC, in its capacity as General Partner
By:
Name:    Kent Mouton
Title:    President

Kennedy Wilson Property Services IV GP, LLC

By:
Name:    Kent Mouton
Title:    President

Kennedy Wilson Property Services IV, L.P.

On behalf of Kennedy Wilson Property Services III, GP, LLC, in its capacity as General Partner
By:
Name:    Kent Mouton
Title:    President
    [Signature page to Supplemental Indenture No. 13]

    [Signature page to Supplemental Indenture No. 13]

Kennedy Wilson Property Special Equity III, LLC

By:
Name:    In Ku Lee
Title:    Vice President

Kennedy-Wilson Property Services, Inc.

By:
Name:    Kent Mouton
Title:    President

Kennedy-Wilson Property Special Equity, Inc.

By:
Name:    Kent Mouton
Title:    President

Kennedy-Wilson Property Special Equity II, Inc.

By:
Name:    Kent Mouton
Title:    President

Kennedy-Wilson Property Equity II, Inc.

By:
Name:    Kent Mouton
Title:    President

Kennedy-Wilson Property Services II, Inc.

By:
Name:    Kent Mouton
Title:    President

    [Signature page to Supplemental Indenture No. 13]

Each of the Guarantors named in Exhibit A hereto
By:
Name:    In Ku Lee
    Title:    Vice President

    [Signature page to Supplemental Indenture No. 13]

Wilmington Trust, National Association, as Trustee

By:
Name:
    Title:

    [Signature page to Supplemental Indenture No. 13]

Exhibit A
Guarantors
K-W Properties
KW BASGF II Manager, LLC
KWF Investors I, LLC
Kennedy Wilson Overseas Investments, Inc.
KW—Richmond, LLC
SG KW Venture I Manager LLC
KW Loan Partners I LLC
KW Summer House Manager, LLC
KW Montclair, LLC
KW Serenade Manager, LLC
K-W Santiago Inc.
KW Redmond Manager, LLC
Dillingham Ranch Aina LLC
68-540 Farrington, LLC
KW Dillingham Aina LLC
Kennedy Wilson Fund Management Group, LLC
Kennedy-Wilson International
Kennedy-Wilson Tech, Ltd.
KWP Financial I
Kennedy Wilson Auction Group Inc.
KWF Manager IV, LLC
KW Ireland, LLC
Kennedy Wilson Real Estate Sales & Marketing
KWF Investors IV, LLC
Santa Maria Land Partners Manager, LLC
KW Investment Adviser, LLC
Kennedy-Wilson Capital
KWF Investors VII, LLC
KWF Manager VII, LLC
KW Residential Capital, LLC
KW Boise Plaza, LLC
KW EU Loan Partners II, LLC
KW Harrington LLC
KW 5200 Lankershim Manager, LLC
KWF Manager X, LLC
KWF Manager XI, LLC
KWF Manager XII, LLC
KW Real Estate Venture XIII, LLC
KWF Manager XIII, LLC
KW EU Loan Partners III, LLC
KW EU Investors I, LLC

KW Richfield Plaza, LLC
KW Currier Square Shopping Center, LLC
KW Creekview Shopping Center, LLC
KW Securities, LLC
KW Victory Land Loan, LLC
KW Victory Plaza Loan, LLC
Country Ridge IX, LLC
KW EU Investors VIII, LLC
KW Park Santa Fe, LLC
KW Cypress, LLC
KW Tacoma Condos, LLC
KW Desert Ramrod Sponsor, LLC
KW 9350 Civic Center Drive, LLC
KW Taylor Yard 55, LLC
KW Red Cliff Shopping Center, LLC
KW Holiday Village Shopping Center, LLC
KW Hilltop Manager II, LLC
KW Bozeman Investors, LLC
KW One Baxter Way GP, LLC
KW Riverdale and 36, LLC
KW 400 California Member, LLC
KW CIG Management Services, LLC
KW Terra West Sponsor, LLC
KW Hanover Quay, LLC
Kennedy Wilson Property Equity VI, LLC
Kennedy Wilson Property Services VI, LLC
KW LV 3 Sponsor, LLC
KW NB LLC
KW Camarillo Land, LLC
KW 2013 EE, LLC
KW EU PRS Investor, LLC
KW Rosewood Premiere, LLC
KW River Pointe Premier, LLC
KW Kawana Springs, LLC
KW Quebec Participant, LLC
KW Quebec Asset Manager, LLC
KW Real Estate II Equity, LLC
KW Real Estate II Carry, LLC
KW Real Estate II GP, LLC
KW Sunset CP Participant, LLC
KW Sunset CP Asset Manager, LLC
KW CP West Hills Participant, LLC
KW CP West Hills Asset Manager, LLC
KW Linder Road, LLC
KW Seattle Office Portfolio GP, LLC

KW CDO Investor, LLC
KW Hamilton Landing – Land, LLC
KW Rancho Mirage Loan, LLC
KW Sunset North, LLC
KW Heights Investor, LLC
KW Burlingame Point Loan, LLC